UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2015

TeleCommunication Systems, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Street
Annapolis, Maryland 21401

(Address of principal executive offices, including zip code)

(410) 263-7616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 22, 2015, TeleCommunication Systems, Inc., a Maryland corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Comtech Telecommunications Corp., a Delaware corporation (“Comtech”), and Typhoon Acquisition Corp., a Maryland corporation and wholly owned subsidiary of Comtech (“Merger Sub”), pursuant to which, among other things, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) for all of the outstanding shares of common stock of the Company, par value $0.01 per share (the “Shares”), at a purchase price of $5.00 per Share, net to the holder thereof in cash, subject to reduction for any applicable withholding taxes (the “Offer Price”). Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Comtech, pursuant to the procedure provided for under Section 3-106.1 of the Maryland General Corporation Law without any stockholder approvals (the “Merger”). At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than any Shares owned by Comtech, Merger Sub or any subsidiary of Comtech, Merger Sub or the Company immediately prior to the Effective Time, will be automatically converted into the right to receive an amount in cash equal to the Offer Price, without interest. The Company’s Board of Directors (the “Board”) has, by unanimous vote, approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

On the terms and subject to the conditions set forth in the Merger Agreement, any options to purchase Shares outstanding immediately prior to the Effective Time, by virtue of the Merger, will be cancelled and converted into the right to receive an amount in cash, if any, without interest and less the amount of any withholding taxes, equal to the product of (A) the number of Shares underlying such option and (B) an amount equal to (x) the Offer Price less (y) the per share exercise price of such option. In addition, on the terms and subject to the conditions set forth in the Merger Agreement, each Share that is subject to forfeiture or other restrictions outstanding immediately prior to the Effective Time, by virtue of the Merger, will be cancelled and converted into the right to receive an amount in cash, without interest and less the amount of any withholding taxes, equal to the product of (A) the number of Shares underlying such restricted share and (B) the Offer Price; provided that any payments in respect of such restricted shares to which a former holder thereof may be eligible to receive will be earned subject to the same vesting schedule and other vesting terms and conditions which applied to such restricted shares prior to the Effective Time, and such payment shall become payable on the date or dates that such restricted shares would have become vested under the vesting schedule in place immediately prior to the Effective Time.

Merger Sub’s obligation to purchase Shares validly tendered and not withdrawn pursuant to the Offer is subject to the satisfaction or waiver of various closing conditions, including (i) the expiration or termination of any waiting period (and extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) that the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer, together with Shares then owned by Comtech, Merger Sub and their respective subsidiaries, represents at least a majority of the total number of outstanding Shares entitled to vote on the matter (not including Shares tendered pursuant to guaranteed delivery procedures unless and until such Shares have actually been delivered in accordance with the terms of the Offer), (iii) the absence of any law or order by any governmental authority that would prohibit, declare unlawful, enjoin or otherwise prevent the consummation of the Offer or the Merger or any of the transactions contemplated by the Merger Agreement, (iv) the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality standards), including the absence of any material adverse effect on the Company, (v) the Company’s material compliance with its covenants contained in the Merger Agreement and (vi) other customary conditions. The closing of the Merger is not subject to any financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants obligating the Company to continue to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing and obligating Comtech and the Company to use reasonable best efforts to obtain required government approvals.

The Merger Agreement also includes covenants requiring the Company not to solicit, or enter into discussions with third parties relating to, alternative business combination transactions during the period between the execution of the Merger Agreement and the Effective Time, subject to fulfillment of certain fiduciary requirements of the Board, and, subject to certain exceptions, not to withhold, withdraw, amend, modify or qualify in a manner adverse to Comtech the recommendation of the Board that the Company’s stockholders tender their Shares to Merger Sub pursuant to the Offer.

The Merger Agreement contains certain termination rights, including the right of either party to terminate the Merger Agreement if the Offer is not consummated on or before March 22, 2016, the right of the Company to terminate the Merger Agreement to accept a superior proposal for an alternative business combination (so long as the Company complies with certain notice and other requirements under the Merger Agreement) and the right of Comtech to terminate due to a change of recommendation by the Board. Upon termination of the Merger Agreement by the Company or Comtech upon specified conditions, a termination fee of $10,200,000 would be payable by the Company to Comtech.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the above description thereof have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company or Comtech or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Comtech’s public disclosures. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company or Comtech and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Tender and Support Agreements

Concurrently with the execution of the Merger Agreement, Maurice B. Tosé, the Chairman, Chief Executive Officer and President of the Company, and Jon B. Kutler, a director of the Company, each entered into a tender and support agreement with Comtech, Merger Sub and the Company (the “Support Agreements”), pursuant to which Messrs. Tosé and Kutler each agreed, among other things, to tender his Shares pursuant to the Offer. The Support Agreements will terminate upon the earliest to occur of (i) the Effective Time, (ii) the date that the Merger Agreement is terminated in accordance with its terms, (iii) a change of recommendation of the Board by majority vote (without counting the vote of the stockholder that is party to the applicable Support Agreement), (iv) the mutual written consent of all the parties to the applicable Support Agreement and (v) the date that is 18 months following the date of the Support Agreements.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the Support Agreements, copies of which are attached to this report as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Amendment to Tosé Employment Agreement

On November 22, 2015, in connection with entering into the Merger Agreement, the Company amended the Employment Agreement between the Company and Mr. Tosé (the “Employment Agreement”) to provide that the payments due to Mr. Tosé under Section 4.3.1 of the Employment Agreement in the event his employment with the Company was terminated by the Company without Good Cause or by Mr. Tosé for Good Reason, in each case coincident with or within 24 months following a Change in Control (as each of those capitalized terms are defined in the Employment Agreement), would also be due if any such event occurred between the date of the Merger Agreement and a Change in Control. The amendment also provides that it will be null and void upon any termination of the Merger Agreement.

The foregoing description of the amendment to the Employment Agreement is not complete and is qualified in its entirety by reference to the amendment, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events

Suspension of Employee Stock Purchase Plan

On November 22, 2015, in connection with entering into the Merger Agreement, the Company suspended the Option Period under and as defined in the Company’s Third Amended and Restated Employee Stock Purchase Plan, until the earlier to occur of the effectiveness of the Merger or the termination of the Merger Agreement.

Press Release

On November 23, 2015, the Company and Comtech issued a joint press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Additional Information about the Offer

The Offer described herein has not yet commenced.  The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company.  At the time the Offer is commenced, Comtech and Merger Sub intend to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the Offer, and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer.  Comtech, Merger Sub and the Company intend to mail these documents to the stockholders of the Company.  THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE.  Stockholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company, Comtech or Merger Sub with the SEC at the website maintained by the SEC at www.sec.gov. Stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this report contains forward-looking statements, including but not limited to, information relating to the expected timing of the completion of the transaction and the benefits of the transaction to the Company’s stockholders. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on any forward-looking statements. Due to known and unknown risks, actual results may differ from expectations or projections.

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The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effect of the announcement of the tender offer and related transactions on the business relationships of the Company (including partners, customers and suppliers), operating results and business generally; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee of $10.2 million; the outcome of any legal proceedings that may be instituted against the Company or Comtech related to the Merger Agreement or any of the transactions contemplated by the Merger Agreement; uncertainties as to the number of stockholders of the Company who may tender their Shares in the tender offer; the failure to satisfy the conditions to completion of the Merger and the tender offer, including the receipt of all regulatory approvals related to the transactions; the failure of Comtech to consummate its necessary financing arrangements; risks that the tender offer and related transactions disrupt current plans and operations of the Company and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local, national and global economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; as well as those risks and uncertainties described from time to time in reports and public filings with the SEC made by the Company and Comtech.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 22, 2015, among Comtech Telecommunications Corp., Typhoon Acquisition Corp. and TeleCommunication Systems, Inc.*

10.1	Amendment, dated as of November 22, 2015, to Employment Agreement between TeleCommunication Systems, Inc. and Maurice B. Tosé.

99.1	Tender and Support Agreement, dated as of November 22, 2015, among Comtech Telecommunications Corp., Typhoon Acquisition Corp., TeleCommunication Systems, Inc. and Maurice B. Tosé.

99.2	Tender and Support Agreement, dated as of November 22, 2015, among Comtech Telecommunications Corp., Typhoon Acquisition Corp., TeleCommunication Systems, Inc. and Jon B. Kutler.

99.3	Joint Press Release, dated November 23, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELECOMMUNICATION SYSTEMS, INC.

Date: November 23, 2015	By:	/s/ Bruce A. White
Name: Bruce A. White
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 22, 2015, among Comtech Telecommunications Corp., Typhoon Acquisition Corp. and TeleCommunication Systems, Inc.*

10.1	Amendment, dated as of November 22, 2015, to Employment Agreement between TeleCommunication Systems, Inc. and Maurice B. Tosé.

99.1	Tender and Support Agreement, dated as of November 22, 2015, among Comtech Telecommunications Corp., Typhoon Acquisition Corp., TeleCommunication Systems, Inc. and Maurice B. Tosé.

99.2	Tender and Support Agreement, dated as of November 22, 2015, among Comtech Telecommunications Corp., Typhoon Acquisition Corp., TeleCommunication Systems, Inc. and Jon B. Kutler.

99.3	Joint Press Release, dated November 23, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.